Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-119008 on Form S-8 of our report dated March 29, 2005, July 11, 2005 as to Note 21 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the effects of the restatements discussed in Note 21), appearing in this Annual Report on Form 10-K/A of Rotech Healthcare Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Orlando, Florida

July 11, 2005